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                                                                      EX-99.d.11
                      FORM OF AMENDMENT #1 TO SCHEDULE A


Portfolios of Brinson Relationship Funds
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     Brinson High Yield Fund
     Brinson Defensive High Yield Fund
     Brinson Securitized Mortgage Fund

This Amendment has been agreed to as of this 21st day of May, 2001 by the undersigned.

     BRINSON RELATIONSHIP FUNDS

          By:
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                 Brian M. Storms

          Title: President
                 --------------------


     BRINSON PARTNERS, INC.

          By:
                 --------------------


                 --------------------
          Title:


     BRINSON PARTNERS, INC.

          By:
                 --------------------


                 --------------------
          Title: